As Filed with the Securities and Exchange Commission on April 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0968580 (I.R.S. Employer Identification No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California (Address of Principal Executive Offices)	90740 (Zip Code)

2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuels Corp.

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740

 (Name and Address of Agent For Service)

(562) 493-2804

(Telephone number, including area code, of agent for service)

Copy to:

John J. Hentrich, Esq.

Robert L. Wernli, Jr., Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California  92130-2006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000 shares	$12.795	$12,795,000	$502.84	(3)

(1)   In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on April 15, 2008.

(3)   No payment of registration fee is being made in connection with the filing of this registration statement.  Rather, $502.84 of the registration fee for this registration statement is being offset, pursuant to Rule 457(p) under the Securities Act, by the registration fees paid in connection with unsold securities registered by the registrant under Registration Statement No. 333-137124 (initially filed on September 6, 2006).

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement registers 1,000,000 additional shares of our common stock to be issued pursuant to the Clean Energy Fuels Corp. 2006 Equity Incentive Plan.  In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-145454) filed by us with the Securities and Exchange Commission (“SEC”) on August 14, 2007 are incorporated by reference into this registration statement.  In addition, the following documents filed with the SEC are hereby incorporated by reference into this registration statement:

(a)                                  Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 19, 2008;

(b)                                 Current Report on Form 8-K filed on April 7, 2008; and

(c)                                  The description of our common stock which is contained in the registration statement on Form 8-A filed with the SEC on May 18, 2007.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seal Beach, State of California, on April 18, 2008.

CLEAN ENERGY FUELS CORP.

By:	/s/ ANDREW J. LITTLEFAIR
Andrew J. Littlefair
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew J. Littlefair and Richard R. Wheeler, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of Clean Energy Fuels Corp.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ ANDREW J. LITTLEFAIR Andrew J. Littlefair	President, Chief Executive Officer (Principal Executive Officer) and a Director	April 18, 2008

/s/ RICHARD R. WHEELER Richard R. Wheeler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 18, 2008

/s/ WARREN I. MITCHELL Warren I. Mitchell	Chairman of the Board and Director	April 18, 2008

/s/ JOHN S. HERRINGTON John S. Herrington	Director	April 18, 2008

/s/ JAMES C. MILLER III James C. Miller III	Director	April 18, 2008

/s/ BOONE PICKENS Boone Pickens	Director	April 18, 2008

/s/ KENNETH M. SOCHA Kenneth M. Socha	Director	April 18, 2008

/s/ VINCENT C. TAORMINA Vincent C. Taormina	Director	April 18, 2008

INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit		Incorporated by reference herein
Number	Description	Form	Date
4.1	Specimen Common Stock Certificate	Registration Statement on Form S-1, as amended (File No. 333-137124)	March 27, 2007
4.2	2006 Equity Incentive Plan	Registration Statement on Form S-1, as amended (File No. 333-137124)	March 27, 2007
4.3	2006 Equity Incentive Plan—Form of Notice of Grant of Stock Option and Stock Option Agreement	Registration Statement on Form S-8 (File No. 333-145434)	August 14, 2007
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of KPMG LLP
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)